                                                                 EXHIBIT 10(o)



                              MANAGEMENT CONTRACT



        THIS MANAGEMENT CONTRACT ("Agreement"), is made and entered into effective as of the 8th day of November 1995, by and between The Future Fund II, an Illinois limited partnership (the "Partnership"), Heinold Asset Management, Inc., a Delaware corporation and Willowbridge Associates Inc., a Delaware corporation (the "Trading Advisor").

                            W I T N E S S E T H:

        WHEREAS, the purpose and business of the Partnership is to seek capital appreciation by trading speculatively in futures contracts, commodities and commodity options and forward contracts, and any other items which are currently, or may later become, the subject of futures, forward or options trading, and other related investments (sometimes hereinafter referred to as "Contracts") on United States and non-United States exchanges and markets; and

        WHEREAS, the Partnership, through Heinold Asset Management, Inc., its general partner (the "General Partner"), pursuant to the Limited Partnership Agreement of the Partnership, is authorized to utilize the services of professional trading advisors in connection with the trading activities of the Partnership; and

        WHEREAS, the Partnership has heretofore offered units of limited partnership interest in the Partnership for sale to investors; and

        WHEREAS, the Trading Advisor is engaged in the business of making trading decisions on behalf of itself and others regarding the purchase and sale of Contracts; and

        WHEREAS, the Partnership and the Trading Advisor each desire the Trading Advisor to make trading decisions for the Partnership with respect to the assets of the Partnership allocated to be managed by the Trading Advisor (the "Allocated Assets") on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, the parties hereto do agree as follows:

        1.   DUTIES OF THE TRADING ADVISOR.

        (a) The Partnership hereby appoints the Trading Advisor, and the Trading Advisor hereby accepts appointment, as a trading advisor of the Partnership in connection with the trading activities of the Partnership.

        (b) Upon the Trading Advisor's commencing of trading operations for the Partnership and for the period and on the terms and conditions set forth in this Agreement, the Trading Advisor shall have sole authority and responsibility, as the Partnership's agent and attorney-in-fact, for trading the Allocated Assets in Contracts and in accordance with the Trading Advisor's Select Investment Program utilizing the Argo Trading System ("Trading Approach"; which term, for purposes of this Agreement, shall include trading approaches, systems, instructions, methods, models, strategies, methodologies and formulas) as described in the Trading Advisor's Disclosure Document dated June 30, 1995 (the "Disclosure Document"), subject to the trading policies of the Partnership furnished to the Trading Advisor in writing ("Trading Policies"). The parties hereto acknowledge that the Trading Advisor will trade Contracts for the Partnership independently of any other trading advisor retained by the Partnership. For purposes of this Agreement, the term "Contracts" shall not include securities and options thereon.

        (c) Subject to receipt of adequate assurances of confidentiality, the Trading Advisor agrees, upon request, to describe to the General Partner its practices with respect to the leverage used by the Trading Advisor in managing the Partnership's account relative to other accounts managed by the Trading Advisor using the Trading Approach to enable the General Partner to determine whether the "trading level" at which the Trading Advisor is currently managing the Partnership's account is the level currently designated in writing by the General Partner.

        (d) The General Partner and the Partnership acknowledge receipt of the Trading Advisor's Disclosure Document. The Trading Advisor shall promptly furnish the Partnership with a copy of each amended, supplemented or updated Disclosure Document of the Trading Advisor filed with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association ("NFA") upon acceptance thereof by the CFTC. Prior to the commencement of trading on behalf of the Partnership, the Partnership shall deliver to the Trading Advisor, and renew when necessary, a Commodity Trading Authorization, in the form attached hereto as Exhibit 1, appointing the Trading Advisor as the Partnership's agent and attorney-in-fact for such purpose. Other than "give-up" agreements with executing brokers approved by the General Partner, all trades for the account of the Partnership shall be made through such banks, brokers and dealers as the General Partner shall direct, and the Trading Advisor shall have no authority or responsibility for selecting any such banks, brokers or dealers in connection with the execution of transactions for the Partnership or for the negotiation of commission rates charged therefor; provided, however, that the General Partner shall notify the Trading Advisor of any applicable changes in the commission rates charged by the Partnership's banks, brokers and dealers with respect to transactions entered into with respect to the Allocated Assets. The General Partner will cause the Partnership's commodity broker to provide the Trading Advisor with copies of all confirmation, purchase and sale, monthly and similar statements at the time such statements are available to the General Partner.

        (e) In the event the Trading Advisor and its principals [as that term is defined in Regulation Section 4.10(e) promulgated by the CFTC under the Commodity Exchange Act, as amended (the "Act")], shareholders, partners, employees and affiliates or any person who controls the foregoing (collectively, "Principals and Affiliates"), wish to use trading programs, systems or strategies other than or in addition to the Trading Approach in connection with its trading for the Partnership, either in whole or in part, it may not do so unless the Trading Advisor gives the General Partner 15 days' prior written notice of its intention to utilize such different trading programs, systems or strategies and the General Partner consents thereto in writing. Non-material changes in the Trading Approach may be instituted without prior written approval.

        (f) The Trading Advisor agrees to make all material disclosures to the Partnership regarding itself and its Principals and Affiliates, their trading performance and general trading methods, their accounts (but not the identities of customers) and otherwise as are required in the reasonable judgment of the General Partner or the Partnership to be made in any filings required by any governmental body or by any applicable law, regulation, rule or order; provided, that, the General Partner and the Partnership shall not distribute any Disclosure Notice relating to the appointment of the Trading Advisor as a commodity trading advisor of the Partnership or other description of the Trading Advisor, its Principals and Affiliates or its or their trading performance without the prior written consent of the Trading Advisor. Within three business days following receipt of such description, the Trading Advisor shall provide the General Partner in writing, any changes thereto and shall review and approve such changes prior to its distribution. The Trading Advisor shall review and provide any revised description within two business days. Failure to respond to any revised description of the Trading Advisor within three business days shall constitute the Trading Advisor's consent to such distribution. Nothing contained in this Agreement shall be construed or deemed to require the Trading Advisor to disclose the identity of customers or any confidential or proprietary details of its trading strategies.

        (g) The Trading Advisor understands and agrees that the General Partner intends to designate other trading advisors and to apportion from time to time to such other trading advisors the management of such portion of the Partnership's assets as the General Partner shall determine in its absolute discretion. The designation of other trading advisors and apportionment and reapportionment of a portion of the Partnership's assets to such trading advisors shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the parties hereto; provided, however, the Trading Advisor may terminate this Agreement in the event that the Allocated Assets total less than U.S. $180,000.

        (h) The General Partner shall have the right to make additions to, or withdrawals from, the Allocated Assets (including any "notional" funds comprising part of the Allocated Assets) at any time upon two days' written notice to the Trading Advisor. The General Partner agrees that the Trading Advisor may refuse any additional allocation of funds for any reason. The General Partner, in its sole discretion, may at any time upon two days' written notice to the Trading Advisor, remove all assets from the management of the Trading Advisor and may require the Trading Advisor to liquidate existing positions.

        (i) Upon receipt of written instructions from the General Partner, the Trading Advisor shall immediately cease its trading activities with respect to the Allocated Assets, close out all existing positions in an orderly manner and not initiate any new positions unless otherwise instructed by the General Partner or the Partnership.

        (j) The Trading Advisor shall review on a daily basis the positions held by the Allocated Assets and shall immediately notify the General Partner of any errors committed by the Trading Advisor or of any trade not executed in accordance with the Trading Advisor's instructions.

        2.  OTHER ACCOUNTS AND ACTIVITIES OF THE TRADING ADVISOR.

            (a) The services provided by the Trading Advisor hereunder are not to be deemed exclusive. Subject to the terms of this Agreement, the Trading Advisor and its Principals and Affiliates shall be free to trade for their own accounts and to advise other persons and manage other accounts during the term of this Agreement and to use the same or different degrees of leverage, information, computer programs and trading strategies or formulas which they obtain, produce or utilize in the performance of services for the Partnership. However, the Trading Advisor represents, warrants and agrees that the rendering of such consulting, advisory and management services to others will not require any material change in the Trading Approach and will not materially adversely affect the capacity of the Trading Advisor to continue to render services to the Partnership of the quality and nature contemplated by this Agreement.

            (b) If, at any time during the term of this Agreement, the Trading Advisor is required to aggregate the Partnership's Contract positions with the positions of any other person or entity for purposes of applying CFTC- or exchange-imposed position limits, the Trading Advisor agrees that it will promptly notify the General Partner if the Partnership's positions are included in an aggregate amount which equals or exceeds ninety-five percent (95%) of the applicable limit. The Trading Advisor agrees that, if its trading recommendations are altered because of the application of any position limit, it will not modify the trading instructions with respect to the Partnership's account in such manner as to affect the Partnership substantially disproportionately as compared with the Trading Advisor's other accounts. The Trading Advisor presently believes and represents that existing speculative position limits will not materially adversely affect its ability to manage the Partnership's account given the potential size of the Partnership's account and the Trading Advisor's and its Principals' and Affiliates' current accounts and all proposed accounts for which they have contracted to act as trading advisor. The Trading Advisor further represents, warrants and agrees that under no circumstances will it knowingly or deliberately favor any client or account managed by it over any other client or account, it being acknowledged, however, that different trading strategies, methods or degrees of leverage may be utilized and that accounts may have different trading policies, different inflows or outflows of equity, commence trading at different times, different fee structures, different portfolios, different fiscal years and other differences, and that such differences may cause divergent trading results.
The Partnership and the General Partner acknowledge, however, that if the Allocated Assets are less than U.S.$1,000,000, the Trading Advisor may not be able to trade the full Argo Trading System for the Partnership. As a result, the Partnership's trading performance may be different from the other accounts traded pursuant to the Argo Trading System.

            (c) The Partnership and the General Partner acknowledge and agree that the Trading Advisor and/or its Principals and Affiliates presently act and that they may continue to act as advisors for other accounts managed by them and may continue to receive compensation with respect to services for such accounts in amounts which may be more or less than the amounts received from the Partnership. The Trading Advisor agrees that in the management of such other accounts by it and its Principals and Affiliates, it will act in good faith to seek to achieve an equitable treatment of all accounts under management including the Partnership's account with respect to, among other things, priorities of order entry and position limits.

        (d) The Trading Advisor agrees that it shall make such information available to the General Partner respecting the performance of the Partnership's account as compared to the performance of all other accounts managed by the Trading Advisor and its Principals and Affiliates as shall be reasonably requested by the General Partner or the Partnership. The Trading Advisor shall not be required to disclose the identity of its clients or the performance of proprietary accounts.

        3. ALLOCATION OF ASSETS TO THE TRADING ADVISOR. The Trading Advisor's Allocated Assets initially shall be a total of approximately U.S. $1,500,000 of which U.S. $0 is notional funding.

        4.    FEES.

        (a) Commencing with the commencement of trading by the Trading Advisor for the Partnership, the Partnership agrees to pay to the Trading Advisor as follows:

        (i) Management Fee. A monthly management fee equal to 0.166% of the Net Asset Value of the Allocated Assets as of the close of business on the last business day of each calendar month (an approximate 2% annual rate). The definition of the term "Net Asset Value" is set forth in Section 4 of the Partnership's Limited Partnership Agreement which is attached as Exhibit 2, hereto.

        (ii) For purposes of calculating the management fee, Net Asset Value of the Allocated Assets shall be determined before reduction for the management fees or incentive fees, if any, accrued or payable with respect to the Allocated Assets as of such month-end, and before giving effect to any distributions, redemptions or reallocations paid or payable at such month-end. In the event that (A) the Trading Advisor commences trading as of any day other than the first day of a calendar month, (B) this Agreement is terminated as of any date other than the last day of a calendar month, or (C) the Partnership reallocates assets to or from the Trading Advisor as of any day other than the first or last day of any calendar month, the amount of the management fee shall be prorated on the basis of the number of business days during such month that the Allocated Assets (as adjusted in the case of reallocation of assets) were traded by the Trading Advisor as compared to the total number of business days in such calendar month. To the extent that the Partnership instructs the Trading Advisor to trade the Allocated Assets at a "nominal account size" in excess of the actual assets comprising Allocated Assets, the Trading Advisor's management fee shall be calculated based upon the "nominal account size" of the Allocated Assets.

        (iii) Incentive Fee. A quarterly incentive fee equal to 15% of any New Trading Profits (as defined below) achieved during each fiscal quarter. New Trading Profits during a quarter shall mean the sum of (A) the net of any profits and losses realized on trades closed out during the period, plus or minus (B) the change in the net of any unrealized profits and losses on trades which remained open as of the end of the period (net of accrued brokerage commissions and other allocated expenses) from the net of any unrealized profits and losses on trades initiated by the Trading Advisor which remained open as of the end of the immediately preceding period (net of accrued brokerage commissions and other allocated expenses), (C) any Trading Advisor management fees paid or accrued through the end of the period, and (D) the

Trading Advisor's carryforward loss (as hereinafter defined) from the immediately preceding period. If the sum of subparagraphs (A) through (D) for any period is negative, such amount shall be the Trading Advisor's carryforward loss for the next period. For purposes of calculating incentive fees, interest income earned on the Allocated Assets will be disregarded. In the event of a withdrawal from the Allocated Assets at a time when the Trading Advisor has a carryforward loss in effect, the amount thereof shall be reduced by an amount determined by multiplying the carryforward loss by a fraction, the numerator of which shall be the amount of the withdrawal and the denominator of which shall be the Net Asset Value of the Allocated Assets immediately prior to giving effect to the withdrawal. In the event that an addition is made to the Allocated Assets subsequent to a reduction in the Trading Advisor's carryforward loss by reason of a withdrawal, the Trading Advisor's carryforward loss shall be increased by or created in an amount (up to the aggregate amount of prior carryforward loss reductions) determined by multiplying the aggregate amount of prior carryforward loss reductions by a fraction, the numerator of which shall be the amount of the addition and the denominator of which shall be the sum of the previous withdrawals which resulted in carryforward loss reductions. The incentive fee charged to the Partnership with respect to the Allocated Assets will be dependent upon the performance of the Trading Advisor and will not be affected by the performance of any other trading advisor appointed by the Partnership or the Partnership as a whole. The initial incentive period shall commence on the date the Trading Advisor commences trading activity for the Partnership and shall end at the immediate following quarter-end (even though such period may not be a full quarter). Subsequent incentive periods shall commence on the first day of the next succeeding fiscal quarter and end on the last day of such fiscal quarter. In the event this Agreement is terminated as of any date which is not the end of an incentive period, an incentive fee will be paid by the Partnership, if earned, with respect to the Allocated Assets as though such termination date were the last day of the incentive period. For purposes of calculating the first incentive fee, the Trading Advisor hereby agrees that it shall assume an initial carryforward loss (constituting a portion of the Partnership's current overall carryforward loss) equal to $187,500; which carryforward loss shall not exceed 12.5% of the Allocated Assets hereunder.

        (b) Payment of Fees. The management fees and incentive fees due to the Trading Advisor shall be paid by the Partnership within thirty (30) days of the end of the calendar period to which they relate. The Partnership expressly agrees that any such fees due the Trading Advisor shall survive the termination or other expiration of this Agreement.

        5. TRADING ADVISOR INDEPENDENT. The Trading Advisor shall for all purposes herein be deemed to be an independent contractor to the Partnership and the General Partner and shall, except as otherwise expressly provided herein, have no authority to act for or represent the Partnership or the General Partner in any way or otherwise be deemed a sponsor of the Partnership or an agent, joint venturer or partner of the Partnership, the General Partner or of any other trading advisor retained by the Partnership.

        6.    BROKER.

        (a) The Trading Advisor agrees to enter all Contract orders through E.D. & F. Man International Inc. ("Man"), or such other brokers and forward contract dealers as may be designated, from time to time, in writing by the Partnership. The Partnership must consent in writing to the use of other floor brokers who will give up such trades to Man in accordance with exchange rules and the give-up procedures established by the Partnership from time to time. The Trading Advisor shall be responsible for any errors committed by any executing broker who gives-up to Man on behalf of the Partnership. In placing trades for the Partnership's account, the Trading Advisor agrees that it shall use its standard procedures for allocating orders among the Trading Advisor's various accounts and not knowingly favor any other such account over the Partnership's account.

        (b) All forward contract and other trades for the Partnership will be executed through the forward trading and other facilities of such affiliates of Man or other entities as the Partnership may designate in writing from time to time.

        7.    STANDARD OF LIABILITY; INDEMNIFICATIONS.

        (a) Standard of Liability. Neither the Trading Advisor nor any of its Principals and Affiliates shall be liable to the Partnership, the General Partner or any of their respective successors or assigns under this Agreement except by reason of (i) acts or omissions to act which constitute bad faith, negligence or misconduct or (ii) a material breach of any of the representations, warranties, covenants or agreements of the Trading Advisor set forth in this Agreement; it being understood that Contract transactions made by the Trading Advisor on behalf of the Partnership shall be for the account of the Partnership and the risk of the Partnership. The General Partner acknowledges that the Trading Advisor makes no guarantee of profits or of protection against losses.

        (b) Indemnity. (i) The Partnership agrees to indemnify and hold harmless the Trading Advisor and each of its Principals and Affiliates from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement (collectively, "Losses") to which an indemnified person may become subject arising out of this Agreement, the transactions contemplated hereby or the fact the Trading Advisor is or was a trading advisor to the Partnership, unless any such Losses arise out of, relate to, or are based upon the Trading Advisor's failure to meet the standard of liability applicable to it under SECTION 7(A).

        (ii) The Trading Advisor agrees to indemnify and hold harmless the Partnership, the General Partner and each of their respective Principals and Affiliates from and against any and all Losses to which they may become subject, if any such Losses arise out of, relate to, or are based upon the Trading Advisor's failure to meet the standard of liability applicable to it under SECTION 7(A).

        (c) Promptly after receipt by a party to be indemnified under SECTION 7(B), above, of any notice of the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnified party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. The requirement that an indemnifying party be given written notice of the commencement of any action shall be deemed to be satisfied if such indemnifying party shall have actual knowledge thereof or shall have been given written notice of the commencement of any action or proceeding within a reasonable time after the commencement thereof. If any such action shall be brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel satisfactory to such indemnified party, and shall have the right to negotiate and consent to a settlement thereof, provided that the indemnified party shall have consented to the settlement. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent it, if, in the indemnified party's reasonable judgment, it is advisable for such party to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the indemnified party. No indemnifying party shall be liable for any settlement of any such action effected without its consent, but if any such action or proceeding is settled with the consent of any indemnifying party or if there be a final judgment for the plaintiff in any such action or proceeding (of which an indemnifying party shall have been notified), such indemnifying party shall indemnify and hold harmless each indemnified party from and against any Losses incurred or suffered by reason of such settlement or judgment.

        (d) Any indemnification required by this SECTION 7, unless ordered or expressly permitted by a court, arbitrator, or administrative forum, shall be made by the indemnifying party only upon a determination by independent legal counsel in a written opinion that the conduct which is the subject of the claim, demand, lawsuit, action or proceeding with respect to which indemnification is sought meets the applicable standard set forth in this
SECTION 7.

        8. THE TRADING ADVISOR'S REPRESENTATIONS AND WARRANTIES. The Trading Advisor represents and warrants to the Partnership and the General Partner as follows:

        (a) The Trading Advisor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to enter into and perform its obligations under this Agreement and to conduct its business as described in this Agreement and the Disclosure Notice, and the Trading Advisor is qualified to conduct its business and is in good standing in every jurisdiction in which the nature or conduct of its business requires such qualification and failure to so qualify would have a materially adverse effect on its ability to comply with, or perform its obligations under, this Agreement, it being understood that any decision as to the jurisdiction or jurisdictions in which the Trading Advisor shall conduct its business is within the sole discretion of the Trading Advisor.

        (b) This Agreement has been duly and validly authorized, executed and delivered by the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

        (c) The execution and delivery of this Agreement and the performance of the obligations and the consummation of the transactions contemplated in this Agreement and in the

Disclosure Notice will not conflict with, violate, breach or constitute a default under, any term or provision of the Trading Advisor's certificate of incorporation, by-laws, or other charter documents, or any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Trading Advisor or any of its Principals and Affiliates is a party or by which any of them are bound, or to which any of the property (including, but not limited to, its Trading Approach) or assets of the Trading Advisor or its Principals and Affiliates are subject, or any order, rule, law, statute, regulation, or other legal requirement applicable to the Trading Advisor or any of its Principals or to the property or assets of the Trading Advisor or its Principals and Affiliates of any court or any governmental or administrative body or agency or panel or any regulatory or self-regulatory organization or exchange having jurisdiction over the Trading Advisor or any of its Principals and Affiliates.

        (d) The Trading Advisor is registered as a commodity trading advisor under the Act, its Principals are identified on the Trading Advisor's most recent CFTC Form 7-R filed with the NFA pursuant to the Act or on a CFTC Form 3-R filed subsequently, and it is a member of the NFA in such capacity and such registration and membership has not expired or been revoked, lapsed, suspended, terminated, or not renewed or limited or qualified in any respect.

        (e)   The Trading Advisor is not bankrupt or insolvent.

        (f) The Disclosure Document is complete and accurate in all material respects, does not contain any misstatement of any material fact, does not omit to state any material fact necessary to be stated therein in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and complies in all material respects with the applicable requirements of the Act and the rules promulgated thereunder and may be relied upon by the Partnership and the General Partner in preparing the Disclosure Notice and allocating assets of the Partnership to the Trading Advisor and there has not been, since the date of the Disclosure Document's issuance, any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any of its Principals and Affiliates, whether or not arising in the ordinary course of business, or relating to the historical performance and operations of the Trading Advisor, except as disclosed in writing to the General Partner.

        (g) The Trading Advisor and each Principal has complied and will continue to comply in all material respects with all orders, rules, laws, statutes, regulations or other legal requirements applicable to the Trading Advisor or any of its Principals and Affiliates or to their respective businesses, properties, or assets, including the Act and the rules promulgated by the CFTC and the NFA, the violation of which would materially and adversely affect its or their ability to comply with, and perform its or their obligations under this Agreement, and there are no actions, suits, proceedings, or notices of investigations or investigations pending or, to their knowledge, threatened against the Trading Advisor, or any of its Principals or Affiliates, by the NFA, the CFTC or any governmental, regulatory or self-regulatory agency regarding noncompliance by the Trading Advisor or any of its Principals or Affiliates with any law, statute, rule or regulation, or at law or in equity or before or by any court, any federal, state, municipal or other governmental department commission, board, bureau, agency, or instrumentality, or by any regulatory or self-regulatory organization, or exchange, in which an adverse decision would materially and adversely affect its or their ability to comply with or to perform its or their obligations under this Agreement or that would be required to be disclosed in the Disclosure Notice, which is not so disclosed, would result in a material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor.

        (h) The Trading Advisor and each Principal has all governmental, regulatory, self-regulatory and exchange licenses and approvals and has effected all filings and registrations with all governmental, regulatory and self-regulatory agencies required to conduct their respective businesses and to act as described in the Disclosure Notice and to perform its or their respective obligations under this Agreement.

        (i) With respect to information contained in the Disclosure Notice relating to the Trading Advisor specifically approved for use in the Disclosure Notice by the Trading Advisor in writing, including, without limitation, the tables and notes thereto, the Disclosure Notice does not contain any untrue statement of material fact or omit to state therein a material fact required to be stated therein or necessary to be stated therein in order to prevent the statements made therein, in light of the circumstances under which they are made, from being misleading. Within three business days following receipt of the Disclosure Notice, the Trading Advisor shall provide the General Partner in writing, any changes thereto and shall review and approve such changes prior to its distribution. The Trading Advisor shall review and provide any revised description within two business days. Failure to respond to any revised description of the Trading Advisor within three business days shall constitute the Trading Advisors consent to distribution of the Disclosure Notice.

        (j) In the placement of orders and the allocation of executed trades for the Partnership and for the accounts of any other client, the Trading Advisor shall utilize a fair and reasonable order entry system and trade allocation system, which on an overall basis shall be no less favorable to the Partnership than to any other account managed by the Trading Advisor.

        (k) The Trading Advisor shall promptly notify the other parties hereto of the commencement of any material suit, action or proceeding involving it or its Principals and Affiliates, whether or not any such suit, action or proceeding also involves any of the other parties hereto.

        The foregoing representations and warranties shall be continuing during the term of this Agreement and any renewal hereof and if at any time any event shall occur which would make or tend to make any of the foregoing not true or incomplete, the Trading Advisor shall promptly notify the Partnership and the General Partner of the occurrence of such event.

        9. THE PARTNERSHIP'S REPRESENTATIONS AND WARRANTIES. The Partnership and the General Partner each represent and warrant to the Trading Advisor as follows:

        (a) The Partnership is duly organized, validly existing and in good standing as a limited partnership under the laws of Illinois and has full power and authority to perform its obligations under this Agreement and to conduct its business and to act as described in the Disclosure Notice. The Partnership is qualified to conduct its business and is in good standing in every jurisdiction in which the nature or conduct of its business requires such qualification and failure to so qualify would have a materially adverse effect on its ability to comply with, or perform its obligations under, this Agreement, it being understood that any decision as to the jurisdiction or jurisdictions in which the Partnership shall conduct its business is within the sole discretion of the Partnership.

        (b) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Partnership and is a valid and binding agreement of it enforceable in accordance with its terms.

        (c) The Partnership has complied and will continue to comply in all material respects with all orders, rules, laws, statutes, regulations or other legal requirements applicable to it, to its business, properties, and assets, including the Act and the rules promulgated by the CFTC and the NFA, the violation of which would materially and adversely affect its ability to comply with, and perform its obligations under this Agreement, and there are no actions, suits, proceedings, or notices of investigations or investigations pending or threatened against it, by the NFA, the CFTC or any governmental, regulatory or self-regulatory agency regarding noncompliance by it with any law, statute, rule or regulation, or at law or in equity or before or by any court, any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, or by any regulatory or self-regulatory organization, or exchange, in which an adverse decision would materially and adversely affect its ability to comply with or to perform its obligations under this Agreement or that would be required to be disclosed in the Disclosure Notice, which is not so disclosed, or would result in a material adverse change in the condition, financial or otherwise, business or prospects of the Partnership.

        (d) The Partnership has all federal and state governmental, regulatory, self-regulatory and exchange licenses and approvals and has effected all filings and registrations with all federal and state governmental and regulatory and self-regulatory agencies required to conduct its business and to act as described in the Disclosure Notice and to perform its obligations under this Agreement.

        (e) Except with respect to information contained in the Disclosure Notice relating to the Trading Advisor or any other advisor, the Disclosure Notice does not contain any untrue statement of material fact or omit to state therein a material fact required to be stated therein or necessary to be stated therein in order to prevent the statements made therein, in light of the circumstances under which they are made, from being misleading.

        (f) The execution and delivery of this Agreement and the performance of the obligations and the consummation of the transactions contemplated in this Agreement and in the Disclosure Notice will not conflict with, violate, breach or constitute a default under, any term or provision of the Partnership's certificate of incorporation, or other charter documents, or any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Partnership is a party or by which it is bound, or to which any of the property or assets of the Partnership is subject, or any order, rule, law, statute, regulation, or other legal requirement applicable to the Partnership or to the property or assets of the Partnership of any court or any governmental or administrative body or agency or panel or any regulatory or self-regulatory organization or exchange having jurisdiction over the Partnership.

        (g) The General Partner is registered as a commodity pool operator under the Act, its Principals are identified on the General Partner's most recent CFTC Form 7-R filed with the NFA pursuant to the Act or on a CFTC Form 3-R filed subsequently, and is a member of the NFA in such capacity and such registration and membership has not expired or been revoked, lapsed, suspended, terminated, or not renewed or limited or qualified in any respect.

        (h) The General Partner and each Principal has all federal and state governmental, regulatory, self-regulatory and exchange licenses and approvals and has effected all filings and registrations with all federal and state governmental and regulatory and self-regulatory agencies required to conduct its business and to act as described in the Disclosure Notice and to perform its obligations under this Agreement.

        (i) The General Partner shall promptly notify the other parties hereto of the commencement of any material suit, action or proceeding involving it or its Principals and Affiliates, whether or not any such suit, action or proceeding also involves any of the other parties hereto.

        The foregoing representations and warranties shall be continuing during the term of this Agreement and any renewal hereof and if at any time any event shall occur which would make or tend to make any of the foregoing not true or incomplete, the General Partner will promptly notify the Trading Advisor thereof.

        10.   TERM AND TERMINATION.

        (a) Unless terminated earlier as provided below, the term of this Agreement shall be until the end of the twelfth full calendar month after the Trading Advisor commences trading activity and is automatically renewable thereafter for successive one-year periods unless (i) the Partnership terminates this Agreement during the initial one-year term thereof by giving thirty days' prior written notice to the Trading Advisor, or (ii) either the Trading Advisor or the Partnership terminates the Agreement at the end of the initial one-year term or at any time thereafter by giving thirty days' prior written notice to such other party. The parties shall use best efforts to terminate this Agreement at month-end.

        (b) Notwithstanding paragraph (a) of this Section 10, this Agreement may be terminated by the Partnership immediately upon written notice to the Trading Advisor if (i) the Trading Advisor, if other than a natural person, merges, consolidates with or sells a substantial portion of its assets to any individual or entity, or there is a material adverse change relating to the Trading Advisor or a material adverse change in control, organizational structure, financial condition, regulatory compliance or key personnel of the Trading Advisor, (ii) any of the Trading Advisor's registrations under the Act are suspended, terminated, lapsed or not renewed, (iii) the Trading Advisor's membership in the NFA is suspended, terminated, lapsed or not renewed, (iv) the Trading Advisor otherwise becomes unable to serve as a trading advisor to the full extent contemplated by this Agreement, (v) the Trading Advisor materially breaches any of its representations, warranties, covenants or agreements contained in this Agreement, or (vi) the General Partner determines doing so is in the best interests of the Partnership.

        (c) Notwithstanding paragraph (a) of this Section 10, this Agreement may be terminated by the Trading Advisor immediately upon written notice to the Partnership if (i) the General Partner, if other than a natural person, merges, consolidates with or sells a substantial portion of its assets to any individual or entity, or there is a material adverse change relating to the General Partner or a material adverse change in control, organizational structure, financial condition, regulatory compliance or key personnel of the General Partner, (ii) any of the General Partner's registrations under the Act are suspended, terminated, lapsed or not renewed, (iii) the General Partner's membership in the NFA is suspended, terminated, lapsed or not renewed, (iv) the General Partner otherwise becomes unable to serve as general partner of the Partnership to the full extent contemplated by this Agreement, (v) the General Partner materially breaches any of its representations, warranties, covenants or agreements contained in this Agreement, (vii) the Allocated Assets total less than U.S.$180,000, (vii) the Trading Advisor's license agreement with Caxton Corporation is terminated, or (viii) the Trading Advisor determines doing so is in the best interests of the Partnership.

        11. NOTICES. Except as otherwise provided herein, all notices, demands or requests required to be made or delivered under this Agreement shall be effective only if in writing and delivered personally or by facsimile or mail, postage prepaid (airmail if the addressee is in another country), to the respective addresses below or to such other addresses as may be designated by the party entitled to receive the same by notice similarly given and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given.

        If to the Partnership or the General Partner to:



                 Heinold Asset Management, Inc.
                 One Financial Plaza
                 440 South LaSalle Street
                 Chicago, Illinois 60605
                 Attn:   Daniel E. Ragen, President
                 Fax No.:   312-663-7904





        If to the Trading Advisor to:


                  Willowbridge Associates Inc.
                  101 Morgan Lane
                  Suite 180
                  Plainsboro, New Jersey 08536
                  Attn:  Theresa C. Morris, Vice President
                  Fax No.:   609-936-9088


        12. ASSIGNMENT. No party hereto may transfer, sell, encumber, appoint agents or assign any of its rights or obligations hereunder in whole or in part without the express written consent of each of the other parties hereto.

        13. AMENDMENT; MODIFICATION. This Agreement may not be amended or modified, nor any of the provisions hereof waived, except by the written consent of all of the parties hereto.

        14. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject hereof and supersedes all prior agreements written or oral, and no other agreement, verbal or otherwise, shall be binding as between the parties hereto unless in writing and signed by the party against whom enforcement is sought.

        15. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. No other person other than the persons indemnified under SECTION 7 hereof for matters relating to that Section shall have any right or obligation under this Agreement.

        16. HEADINGS. Headings to sections herein are for the convenience of the parties only, and are not intended to be a part of or to affect the meanings or interpretation of this Agreement.

        17. GOVERNING LAW: CONSENT TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without giving effect to principles of conflicts of laws.

        18. ARBITRATION. The parties agree that all controversies which may arise in connection with any transaction contemplated by this Agreement or the construction, performance or breach of this Agreement shall be determined by arbitration, to be held in the City of Chicago, State of Illinois unless otherwise agreed to by the parties hereto, and in accordance with the rules then obtaining of the NFA, or if no such rules are then in effect or if jurisdiction is declined, then the rules then obtaining of the American Arbitration Association; provided, however, that (a) the arbitrator(s) shall be knowledgeable in industry standards and practices and the matters giving rise to the dispute, (b) the arbitrator(s) shall not have the power and authority to award punitive damages, (c) the authority of the arbitrator(s) shall be limited to construing and enforcing the terms and conditions of this Agreement as expressly set forth herein, and (d) the arbitrator(s) shall state the reasons for their award and their legal and factual conclusions underlying the award in a written opinion. The award of the arbitrator(s), or a majority of them, shall be final, and judgment upon the award may be confirmed and entered in any court, state or federal, having jurisdiction.

        19. CONSENT TO JURISDICTION. Each party hereto expressly and irrevocably agrees (a) that it waives any objection, and specifically consents, to venue in the United States federal or state courts located in the City of Chicago, State of Illinois, United States of America, so that any action at law or in equity may be brought and maintained in any such court, and (b) that service of process in any such action may be effected against such party by certified or registered mail or in any other manner permitted by applicable United States Federal Rules of Civil Procedure or Rules of the Courts of the State of Illinois. In addition, each party hereto expressly and irrevocably waives, in respect of any action brought in any United States federal or state court located in the City of Chicago, State of Illinois or any resulting judgment, any objection, and hereby specifically consents, to the jurisdiction of any such court, and agrees not to seek to change the situs of such action or to assert that any other court in any such action is a more suitable forum for the hearing and adjudication of any claim or dispute raised in such action.

        20. SURVIVAL. The indemnity provisions of this Agreement shall survive the termination or expiration of this Agreement with respect to any matter existing prior to such termination or expiration; the payment obligations under this Agreement shall continue until satisfied; and the other provisions of the Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

        21. WAIVER OF BREACH. The waiver by a party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party. The failure of a party to insist upon strict adherence to any provision of this Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon a strict adherence.

        22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        23. CONFIDENTIALITY. Nothing in this Agreement shall require the Trading Advisor to disclose the details of its trading systems, methods, models, strategies and formulas. The General Partner and the Partnership acknowledge that the trading systems, methods, models, strategies and formulas of the Trading Advisor are the sole and exclusive property of the Trading Advisor. The General Partner and the Partnership further agree that it will each keep confidential and will not disseminate information regarding such systems, methods, models, strategies and formulas to any person; provided, however, such restrictions shall not apply to information which (a) is or becomes generally available to the public other than as a result of disclosure by the General Partner or the Partnership, (b) was available to the General Partner or the Partnership on a non-confidential basis prior to its disclosure by the Trading Advisor, or (c) becomes available to the General Partner or the Partnership on a non-confidential basis from a person other than the Trading Advisor, unless such information was specifically provided to the General Partner or the Partnership on a confidential basis.

        IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.



THE FUTURE FUND II


By: Heinold Asset Management, Inc.
    Its General Partner


By:  /s/ Daniel E. Ragen
     -------------------
     Daniel E. Ragen
     President



HEINOLD ASSET MANAGEMENT, INC.
  Its General Partner


By:   /s/ Daniel E. Ragen
      -------------------
      Daniel E. Ragen
      President



WILLOWBRIDGE ASSOCIATES INC.


By:  /s/ Theresa C. Morris
     ---------------------
     Theresa C. Morris
     Vice President

                                   EXHIBIT 1





                                November 7, 1995



Willowbridge Associates Inc.
101 Morgan Lane
Suite 180
Plainsboro, New Jersey 08536





              Re:  Commodity Trading Authorization
                   -------------------------------


Ladies and Gentlemen:



              The Future Fund II, an Illinois limited partnership (the "Partnership"), does hereby make, constitute, and appoint you as its Attorney-in-Fact to purchase and sell futures contracts, commodities and commodity options and forward and spot contracts, and any other items which are currently, or may later become, the subject of futures, forward, spot or options trading, and other related investments on domestic and international exchanges and markets, through E.D. & F. Man International Inc., or such other brokers and forward or spot contract dealers as may be designated, from time to time, in writing by the Partnership, as brokers, in accordance with the Management Contract between us dated November 8, 1995.





                                             Very truly yours,


                                             The Future Fund II


                                             By: Heinold Asset Management, Inc.
                                             Its General Partner



                                             By:  /s/ Daniel E. Ragen
                                                  -------------------
                                                      Daniel E. Ragen
                                                      President

                           ACKNOWLEDGMENT OF RECEIPT
                             OF DISCLOSURE DOCUMENT





        The undersigned hereby acknowledges receipt of Willowbridge Associates Inc.'s Disclosure Document dated June 30, 1995.





                                        The Future Fund II



                                        By:  Heinold Asset Management, Inc.
                                               Its General Partner





                                        By:   /s/ Daniel E. Ragen
                                              -------------------
                                                  Daniel E. Ragen
                                                  President